UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

July 6, 2016 (January 8, 2015)

Date of Report (Date of earliest event reported)

Sino Payments, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	000-53537	26-3767331
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

7/F., DartonTower

142 WaiYip Street, Kwun Tong

Kowloon, Hong Kong

(Address of principal executive offices) (Zip Code)

(852) 2950 4288

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

.

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

.

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously reported in filings with the Commission, on January 8, 2015, with the approval of the Board of Directors of Sino Payments, Inc. (“Company”), the Company entered into an agreement to acquire 100% of the outstanding share capital of a related company, TAP Services Inc., Philippines (“TSI”), to expand its business in the Asia Pacific region. The closing of the transaction is subject to, among other things, the receipt of all necessary governmental and other consents, including approval of regulatory authorities in the Philippines of an increase in the authorized capital stock of TSI. An investment deposit amounting to US$200,000 was paid to TSI in January 2015 as a good faith, earnest money payment on acquisition of TSI’s shares.

As of the date of this Current Report on Form 8-K, this acquisition has not yet received the approval by the Philippine Securities & Exchange Commission of TSI’s increase in authorized capital stock and, consequently, the acquisition has not closed. While the Company anticipated that the transaction would be completed in the second quarter of fiscal quarter of 2016, this did not occur. The Company hopes, but cannot give any assurances at this time, that the required regulatory approvals will be received in fiscal year 2016. TSI has engaged other counsel to handle regulatory approval in the Philippines.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2016

SINO Payments, Inc. /s/ Kenneth Tan Seng Wee By: Kenneth Tan Seng Wee Title: President, CEO and Director